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                                                                  EXECUTION COPY

                                                                   Exhibit 10.15

                                CREDIT AGREEMENT

                         DATED NOVEMBER 24, 2003 BETWEEN

                                  BANK ONE, NA

                                       AND

                         CATALINA MARKETING JAPAN, K.K.

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                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement") is made as of November 24, 2003 between BANK ONE, NA, having a registered branch office at 7th Floor, Hibiya Central Building, 2-9, Nishi-shimbashi, 1-chome, Minato-ku, Tokyo (the "Lender") and Catalina Marketing Japan, K.K., registered at 6F Otemachi-Tatemono Aoyama Bldg., 3-1-31, Minami- Aoyama, Minato-ku, Tokyo 107-0062, Japan (the "Borrower").

      The parties hereto agree as follows:

                            ARTICLE I -- DEFINITIONS

      As used in this Agreement:

      "Aggregate Revolving Loan Commitment" means the obligation of the Lender to make Revolving Loans not exceeding the amount of Yen 1,500,000,000, as such amount may be modified from time to time pursuant to the terms hereof.

      "Aggregate Term Loan Commitment" means the obligation of the Lender to make Term Loans not exceeding Yen 2,000,000,000, as such amount may be modified from time to time pursuant to the terms hereof.

      "Applicable Commitment Fee Rate" means at any time prior to the 2003 Financials Delivery Date .50% per annum and at any time after the 2003 Financials Delivery Date, at any date of determination (i) .20% per annum if the Leverage Ratio (as defined in Section 7.4(A) of the Parent Credit Agreement) is less than or equal to 1.0 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with
Section 7.1(A) of the Parent Credit Agreement, (ii) .25% per annum if the Leverage Ratio (as defined in Section 7.4(A) of the Parent Credit Agreement) is less than or equal to 1.5 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement, (iii) .30% per annum if the Parent's Leverage Ratio is less than or equal to 2.0 to 1.0 and greater than 1.5 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement, (iv) .35% per annum if the Parent's Leverage Ratio is greater than
2.0 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement. The Applicable Commitment Fee Rate shall be adjusted five (5) Business Days following the Lender's receipt of the relevant financial statements and compliance certificates required to be delivered pursuant to
Section 7.1(A) of the Parent Credit Agreement and the Guaranty provided that if the Parent has not delivered its financial statements when required under
Section 7.1(A) of the Parent Credit Agreement then, commencing on the date when such financial statements should have been delivered and continuing until such financial statements are delivered, the Applicable Commitment Fee Rate shall be ..35%.

      "Applicable TIBOR Margin" means at any time prior to the 2003 Financials Delivery Date 2.00% per annum and at any time after the 2003 Financials Delivery Date, at any date of determination (i) 1.00% per annum if the Leverage Ratio (as defined in Section 7.4(A) of the

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Parent Credit Agreement) is less than or equal to 1.0 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement, (ii) 1.50% per annum if the Leverage Ratio (as defined in Section 7.4(A) of the Parent Credit Agreement) is less than or equal to 1.5 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement, (iii) 1.75% per annum if the Parent's Leverage Ratio is less than or equal to 2.0 to 1.0 and greater than 1.5 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement, (iv) 2.00% per annum if the Parent's Leverage Ratio is greater than
2.0 to 1.0 as indicated in the financial statements and compliance certificates most recently delivered in accordance with Section 7.1(A) of the Parent Credit Agreement. The Applicable TIBOR Margin shall be adjusted five (5) Business Days following the Lender's receipt of the relevant financial statements and compliance certificates required to be delivered pursuant to Section 7.1(A) of the Parent Credit Agreement and the Guaranty provided that if the Parent has not delivered its financial statements when required under Section 7.1(A) of the Parent Credit Agreement then, commencing on the date when such financial statements should have been delivered and continuing until such financial statements are delivered, the Applicable TIBOR Margin shall be 2.00%.

      "Applicable Term Loan Facility Fee" means at any time prior to the 2003 Financials Delivery Date .75% per annum and at any time after the 2003 Financials Delivery Date, at any date of determination, zero.

      "Borrowing Date" means a date on which a Loan is made hereunder.

      "Borrowing Notice" is defined in Section 2.6.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Revolving Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Tokyo for the conduct of substantially all of their commercial lending activities and on which dealings in Yen are carried on in the Tokyo interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Tokyo for the conduct of substantially all of their commercial lending activities.

      "Commitment" means the Lender's commitment to make Loans hereunder, including the Aggregate Revolving Loan Commitment and the Aggregate Term Loan Commitment.

      "Default" means an event described in Article VII.

      "Guarantors" means Catalina Marketing Corporation and certain of its Subsidiaries party to the Guaranty.

      "Guaranty" means the Amended and Restated Guaranty given by Catalina Marketing Corporation and certain of its Subsidiaries party to the Guaranty for the benefit of the Lender dated November 24, 2003 and pursuant to which Catalina Marketing Corporation and certain of its Subsidiaries party to the Guaranty have, among other things, absolutely, unconditionally and irrevocably guaranteed all of the obligations of the Borrower hereunder and in connection herewith.

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      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) capitalized lease obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, (viii) contingent obligations and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles in the United States would be shown as indebtedness on the consolidated balance sheet of such Person.

      "Interest Period" means, with respect to a Revolving Loan, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day that corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Lending Installation" means any office, branch, subsidiary or affiliate of the Lender.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

      "Loan" means a borrowing hereunder (or a conversion or continuation thereof).

      "Loan Documents" means this Agreement, the Guaranty, the Note and the other documents and agreements contemplated hereby and executed by the Borrower or any Guarantor in favor of the Lender.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

      "Note" is defined in Section 2.10.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations

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of the Borrower or any Guarantor to the Lender or any indemnified party arising under any of the Loan Documents.

      "Parent" means Catalina Marketing Corporation.

      "Parent Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of November 24, 2003 by and among the Parent, Bank One, NA, as Administrative Agent, and certain other Lenders party thereto, as such agreement may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

      "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Revolving Commitment Termination Date" means August 31, 2004.

      "Revolving Loan" means a revolving loan made hereunder (or a conversion or continuation thereof) pursuant to the Lender's commitment to lend set forth in
Section 2.1.1.

      "Revolving Loan Rate" means, with respect to a Revolving Loan for the relevant Interest Period, the sum of (i) the Yen TIBOR applicable to such Interest Period plus (ii) the Applicable TIBOR Margin.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Term Loan Termination Date" means March 31, 2005.

      "Term Loan" means a term loan made hereunder or evidenced hereby (or a conversion or continuation thereof) pursuant to the Lender's commitment to lend set forth in Section 2.1.2.

      "Term Loan Rate" means, with respect to a Term Loan, the sum of (i) the applicable three-year JPY/JPY Interest Rate Swap market rate against LIBOR as determined by the Lender two Business Days prior to the first day of disbursement of such Term Loan, plus (ii) 1.25% per annum, plus (iii) the Applicable Term Loan Facility Fee.

      "2003 Financial Delivery Date" means the date on which the Lender receives the Parent's annual financial statement for fiscal year 2003 as audited by PricewaterhouseCoopers LLP and as filed with the United States Securities and Exchange Commission.

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      "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Yen TIBOR" means, with respect to a Revolving Loan for the relevant Interest Period, the applicable Yen Tokyo Interbank Offered Rate as determined by the Lender two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                            ARTICLE II -- THE CREDITS

      2.1. Commitments. The Lender agrees, on and subject to the terms and conditions set forth in this Agreement, to make Loans to the Borrower.

            2.1.1 Aggregate Revolving Loan Commitment. From and including the date of this Agreement and prior to the Revolving Commitment Termination Date, the Lender, subject to the terms and conditions herein, agrees to make Revolving Loans in amounts not to exceed in the aggregate at any one time outstanding the amount of the Aggregate Revolving Loan Commitment. Subject to Section 2.5, the Borrower may permanently reduce the Aggregate Revolving Loan Commitment, in integral multiples of Yen 50,000,000, upon at least five Business Days' written notice to the Lender; provided, however, that the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Loans.

            2.1.2 Aggregate Term Loans. This Agreement re-evidences and amends and restates the indebtedness of the Borrower to the Lender in connection with term loans made by the Lender to the Borrower pursuant to that certain Loan Agreement dated March 27, 2002 by Borrower and Lender and any notes issued in connection therewith.

      2.2.  Types of Loans; Minimum Amount; Lending Installations.

            2.2.1 Revolving Loans. Subject to the terms of this Agreement, the Borrower with respect to Revolving Loans may borrow, repay and reborrow at any time prior to the Revolving Commitment Termination Date and provided that the aggregate of Revolving Loans at any one time outstanding shall not exceed the amount of the Aggregate Revolving Loan Commitment.

            2.2.2 Term Loans. Subject to Section 2.3.3 below, the Term Loans may be prepaid at any time in whole or in part in minimum amounts of Yen 50,000,000 or the outstanding balance if less. Once repaid, Term Loans may not be reborrowed.

            2.2.3 Minimum Amount. Each Loan shall be in the minimum amount of Yen 50,000,000 or any lesser amount of the balance of the Commitment.

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            2.2.4 Lending Installations. The Lender may book the Loans at any
Lending Installation, as selected by the Lender. All terms of the Loan Documents shall apply to and may be enforced by or on behalf of any such Lending Installation.

      2.3.  Principal Payments.

            2.3.1 Term Loan Principal Payments. No Term Loan may be prepaid prior to the Term Loan Termination Date without payment of related breakage costs pursuant to Section 2.3.3 below. Outstanding principal for each Term Loan shall be repaid in one lump sum at maturity on the Term Loan Termination Date.

            2.3.2 Revolving Loan Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Revolving Loans, or, in a minimum aggregate amount of Yen 50,000,000 or any integral multiple of Yen 50,000,000 in excess thereof, any portion of the outstanding Revolving Loans upon three Business Days' prior notice to the Lender.

            2.3.3 Borrower Indemnity. If any payment of principal occurs with respect to a Revolving Loan or a Term Loan , whether because of acceleration, prepayment or otherwise, or if a Revolving Loan or a Term Loan is not made on the date specified by the Borrower for any reason other than default by the Lender, then the Borrower will indemnify the Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Loan.

            2.3.4 Payment of Outstanding Amounts. Any outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower, and the Lender's commitments to lend hereunder shall expire, on (a) with respect to the Revolving Loans, the Revolving Commitment Termination Date, and (b) otherwise, the Term Loan Termination Date.

      2.4. Commitment Fee. The Borrower agrees to pay to the Lender commitment fees which shall accrue at (a) the Applicable Commitment Fee Rate on the daily unborrowed portion of the Aggregate Revolving Loan Commitment from the date hereof to and including the Revolving Commitment Termination Date, and (b) the Applicable Commitment Fee Rate on the daily unborrowed portion of the Aggregate Term Loan Commitment from the date hereof to and including the Term Commitment Termination Date. Such commitment fees shall be calculated by the Lender and be payable on the last day of each sixth month hereafter and on the Revolving Commitment Termination Date and the Term Commitment Termination Date, respectively. All accrued fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

      2.5. Revolving Loan Minimum Usage. With respect to Revolving Loans, the Borrower agrees to maintain an average outstanding principal amount borrowed hereunder of at least 50% of the Aggregate Revolving Loan Commitment, as calculated by the Lender every six months hereafter, based upon a 364 or 365-day year. If the Borrower fails to maintain such minimum amount, the Borrower shall pay the Lender such amount that, together with any interest paid with respect to the outstanding Revolving Loans, equals the total amount of interest that would have accrued and been payable if the Borrower had maintained such minimum

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amount. Such amount shall be calculated by the Lender and be payable on the last day of each sixth month hereafter and on the Revolving Commitment Termination Date.

      2.6 Notice of New Loans. The Borrower shall select the Interest Period, if any, applicable to each Revolving Loan from time to time. The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Tokyo time) at least three Business Day before the Borrowing Date of each Loan, specifying for each Loan: (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount, (iii) whether such Loan is to be a Revolving Loan or Term Loan, and (iv) with respect to Revolving Loans, the Interest Period, if any, applicable thereto. The Lender will make the funds available to the Borrower at the Lender's address specified pursuant to Article XII.

      2.7 Changes in Interest Rate. Each Revolving Loan shall bear interest on the outstanding principal amount thereof for each day during the Interest Period applicable thereto from and including the first day of such Interest Period to (but not including) the last day of such Interest Period at the Revolving Loan Rate applicable thereto. No Interest Period may end after the Revolving Commitment Termination Date.

      2.8. Rates Applicable After Default. During the continuance of a Default, the Lender may, at its option, by notice to the Borrower, declare that each Loan shall bear interest at the rate otherwise applicable plus 1% per annum, provided that, during the continuance of a Default under Section 7.2, 7.6 or 7.7, such interest rate shall be applicable to all Loans without any election or action on the part of the Lender.

      2.9. Method of Payment; Taxes. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender's address, by 2:00 p.m. (local time) on the date when due. The Lender is hereby authorized to charge the account of the Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder. Any and all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority in respect of any jurisdiction from or through which any payment is made hereunder (collectively, "Taxes"), excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld or deducted from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to compensate the Lender (after payment of all such Non-Excluded Taxes) for interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement so that such net sum is equal to what the Lender would have received and so retained had no such deduction or withholding been required or made.

      2.10. Evidence of Indebtedness. The Lender shall maintain in accordance with its usual practice an account or accounts in which it will record (a) the amount of each Loan made hereunder, and, for Revolving Loans, the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the

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Lender hereunder and (c) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. The Loans will be evidenced by promissory notes ("Notes") in a form supplied by the Lender.

      2.11. Notices. The Borrower hereby authorizes the Lender to extend or continue Loans, to transfer funds and otherwise take actions with respect to this agreement based on written notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower and listed on Schedule A (as the same may be amended from time to time by written notice from the Borrower to the Lender). If the Borrower's records differ in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

      2.12. Interest Payment Dates; Interest and Fee Basis.

            2.12.1 Revolving Loans. Interest accrued on each Revolving Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Revolving Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Revolving Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

            2.12.2 Term Loans. Interest accrued on each Term Loan shall be payable on the last day of each three-month interval beginning on the disbursement of such Loan, on any date on which the Term Loan is prepaid in accordance with the terms hereof, whether by acceleration or otherwise, and at maturity.

            2.12.3 Calculations. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 364 or 365-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment if payment is received prior to 2:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                     ARTICLE III -- CHANGE IN CIRCUMSTANCES

      The Borrower agrees to indemnify, hold harmless and pay to the Lender such amounts as will compensate the Lender for any increase in the cost to the Lender of making or maintaining any Loan hereunder or of maintaining the Commitment to make Loans hereunder, by reason of a change in any reserve, tax, capital guidelines, special deposit, or similar requirement with respect to assets of, deposits with or for the account of, or credit extended by, or commitments extended by, the Lender which are imposed on, or deemed applicable by, the Lender, under any law, treaty, rule, regulation, any interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or having jurisdiction over such Loan or the Lender, or any requirement imposed by any such authority, whether or not having the force of

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law. Such additional amounts shall be payable promptly after demand. The Lender may suspend the availability of any Revolving Loan if maintenance of such Loan at a suitable Lending Installation becomes illegal or if deposits matching such Loan are unavailable to the Lender or if the Yen TIBOR or Term Loan Rate fails to reflect the cost to the Lender of making or maintaining such Loan.

                       ARTICLE IV -- CONDITIONS PRECEDENT

      4.1. Initial Loan. The Lender shall not be required to make the initial Loan hereunder unless the Borrower has furnished to the Lender a Note payable to the Lender, if so requested by the Lender, and such opinions of counsel, certificates of incumbency, resolutions, by-laws and articles of incorporation and such other closing documents as the Lender has requested, including, without limitation, (i) copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of incorporation of the Borrower, together with all amendments, and a certificate of goods standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation; (ii) copies certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing execution of the Facility documentation;
(iii) an incumbency certificate, executed by the Secretary of the Borrower, which shall identify by name and title and bear the signatures of the authorized officers or the Borrower authorized to sign the Facility documentation; (iv) a certificate, signed by the chief financial officer of the Borrower stating that on the initial borrowing date no Default or Unmatured Default has occurred and is continuing; (v) a copy of the Guaranty duly executed by the Guarantors; (vi) a copy of the Parent Credit Agreement duly executed by the Parent and the other parties thereto and evidence satisfactory to the Lender that all of the conditions precedent set forth in Section 5.1 of the Parent Credit Agreement have been satisfied; (vii) a legal opinion of the Guarantors' U.S. counsel concerning the Guarantors' authority to enter into the Guaranty; and (viii) such other documents as the Lender may have requested.

      4.2. Each Loan. The Lender shall not be required to make any Loan, unless on the applicable Borrowing Date: (i) there exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and (iii) all legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel in their reasonable discretion. Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

                   ARTICLE V -- REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender that:

      5.1. Corporate Existence and Standing. Each of the Guarantors, the Borrower and its Subsidiaries is a corporation or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such

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entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

      5.2. Authorization and Validity. Each of the Guarantors and the Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrower and the Guarantors of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower and the Guarantors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantors, the Borrower or any of its Subsidiaries or (ii) the Guarantors', the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any of the Guarantors, the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any of the Guarantors, the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement which in the case of clauses (i), (ii) or (iii) could reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any of the Guarantors, the Borrower or any of its Subsidiaries, is required to be obtained by any of the Guarantors, the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower and the Guarantors of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4. Financial Statements. The December 31, 2002 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lender were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to possible modification upon completion of the Catalina Re-Audit (as defined in the Parent Credit Agreement).

      5.5. Material Adverse Change. Since December 31, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 which could reasonably be expected to have a Material Adverse Effect.

      5.7. Compliance With Laws. Each of the Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable environmental, health and safety statutes and regulations or the subject of any investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.8. Parent Credit Agreement. Each of the representations and warranties made by the Parent in Sections 6.4, 6.5, 6.7 and 6.13 of the Parent Credit Agreement are true and accurate in all material respects.

                             ARTICLE VI -- COVENANTS

      During the term of this Agreement, unless the Lender shall otherwise consent in writing:

      6.1. Financial Reporting. The Borrower will maintain or cause to be maintained, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lender:

      (a) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants reasonably acceptable to the Lender, prepared in accordance with generally accepted accounting principles in the United States on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for the Borrower and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows subject to possible modification as a result of the Catalina Re-Audit (as defined in the Parent Credit Agreement), accompanied by any management letter prepared by said accountants.

      (b) Together with the financial statements required hereunder, a compliance certificate (in a form approved by the Lender) signed by the Chief Financial Officer or Vice President-Finance of the Parent showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

      (c) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

      6.2. Affirmative Covenants. The Borrower will, and will cause each Subsidiary to:

      (a) give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      (c) timely file complete and correct applicable tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

      (d) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject non-compliance with which could reasonably be expected to have a Material Adverse Effect.

      (e) permit the Lender, by its respective representatives and agents, upon reasonable prior notice to inspect any of the Property, books and financial records of the Borrower and any Subsidiary of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower and any Subsidiary of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary of the Borrower with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

      6.3. Negative Covenants. The Borrower will not, nor will it permit any Subsidiary to:

      (a) merge or consolidate with or into any other Person, except that a Subsidiary may merge with the Borrower or a wholly-owned Subsidiary.

      (b) create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; and (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

                             ARTICLE VII -- DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3.  The breach by the Borrower of any of the terms or provisions of
Section 6.2(a) or 6.3.

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the occurrence thereof.

      7.5. Failure of the Borrower or any of its Subsidiaries or any Guarantors to pay any Indebtedness when due; or a default shall occur under any agreement governing any Indebtedness of the Borrower or any Subsidiary or any Guarantors or any other event shall occur or condition shall exist, the effect of which default, event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries or any Guarantors shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or any Guarantors shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the bankruptcy, insolvency or reorganization laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the bankruptcy, insolvency or reorganization laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it,

(v) take any action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

      7.8. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of Yen 50,000,000 or the equivalent in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.9. The Parent shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, all of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

      7.10. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Guarantors shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor denies that it has any further liability under the Guaranty, or gives notice to such effect.

         ARTICLE VIII -- ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligation of the Lender to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligations to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

      8.2. Amendments. Subject to the provisions of this Article VIII, the Lender and the Borrower may enter into agreements supplemental hereto for the purpose of amending the Loan Documents in any manner or waiving any Default hereunder.

      8.3. Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Borrower and the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

                        ARTICLE IX -- GENERAL PROVISIONS

      9.1. Entire Agreement; Severability of Provisions. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.2. Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that Banc One Capital Markets, Inc. (the "Arranger") shall enjoy the benefits of the provisions of Section 9.3 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.3. Expenses; Indemnification. The Borrower, without duplication, shall reimburse the Lender and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable fees and expenses of Sidley Austin Brown & Wood/Nishikawa &Partners and any other attorneys' fees and time charges of attorneys for the Lender) paid or incurred by the Lender or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Arranger and the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Arranger and the Lender) paid or incurred by the Arranger or the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Arranger and the Lender, its directors, officers, agents and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of investigating or defending against any liability or action, or of litigation or preparation therefor whether or not the Arranger or the Lender is a party thereto and including the fees, charges and expenses of attorneys who may be outside counsel) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      9.4. Survival of Representations; Taxes. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Loans herein contemplated. Any taxes or other similar assessments or charges (including any stamp taxes or duties) made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

      9.5. Confidentiality. The Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which the Lender is a party, (vi) to the Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and
(vii) as permitted by Section 11.4. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party hereto (and each employee, representative of other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure, and it is hereby confirmed that each party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

      9.6. Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Guarantor to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights of the Lender in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Hedging Agreement between the Borrower and the Lender (or any affiliate thereof) have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Guarantor is dissolved or if substantially all of the assets of any such Guarantor are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Lender for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document between the Borrower and the Lender, the Borrower shall receive and hold the same in trust, as trustee, for the Lender and shall forthwith deliver the same to the Lender, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Lender. If the Borrower fails to make any such endorsement or assignment to the Lender, the Lender or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document between the Borrower and the Lender have been terminated, the Borrower will not assign or transfer to any Person (other than the Lender) any claim the Borrower has or may have against any Guarantor.

                               ARTICLE X -- SETOFF

      In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any affiliate of the Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part hereof, shall then be due.

                    ARTICLE XI -- ASSIGNMENTS; PARTICIPATIONS

      11.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with
Section 11.3. Notwithstanding clause (ii) of this Section, the Lender may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement and any Note to any bank, other financial institution or other entity; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

      11.2. Participations. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities ("Participants") participating interests in any Loan owing to it, any Note held by it, the Commitment or any other interest of the Lender under the Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender's rights and obligations under the Loan Documents. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Article X in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in
Article X with respect to the amount of participating interests sold to each Participant. The Lender agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Article X, agrees to share with the Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Article X as if each Participant were a Lender.

      11.3. Assignments. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, financial institutions or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such assignment shall be evidenced by the Lender's standard form (to be supplied upon request). For any assignment to become effective following the 2003 Financial Delivery Date (as defined in the Parent Credit Agreement) and the release of security interests in collateral securing the indebtedness owed pursuant to the Parent Credit Agreement, the consent of the Borrower shall be required unless the Purchaser is a Lender or an affiliate thereof, provided, however, that if a Default has occurred and in continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld. Upon delivering to the Borrower a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any such assignment to a Purchaser, the transferor Lender, the Lender and the Borrower shall, if the Lender or the Purchaser desires, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes, are issued to the Lender and Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

      11.4. Dissemination of Information. The Borrower authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries provided such prospective Transferee has agreed to comply with the confidentiality provisions in Section 9.5 hereof.

                             ARTICLE XII -- NOTICES

      All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Lender, at its address, facsimile number or telex number set forth on the signature pages hereof, or (y) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender under
Article II shall not be effective until received.

                          ARTICLE XIII -- COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.

          ARTICLE XIV -- GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER

      14.1. CHOICE OF LAW; CONSENT TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN

INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN THE STATE OF NEW YORK.

      14.2. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                                    CATALINA MARKETING JAPAN, K.K.

                                    By:       /s/ Susan M. Klug
                                       -----------------------------------------
                                    Print Name: Susan M. Klug

                                    Title:      Director

                                            200 Carillon Parkway
                                            St. Petersburg, Fl 33716

                                            Attention: Joanne Freiberger
                                            Phone: 727-579-5000
                                            Fax:   727-579-5675

                                    BANK ONE, NA

                                    By:       /s/ Ronald Edwards
                                        ----------------------------------------
                                    Name: Ron Edwards

                                    Title: Director/Senior Under Writer
                                              1 Bank One Plaza
                                              Suite 1L1-0364
                                              Chicago, Illinois  60670
                                              Phone: (312) 325-3220
                                              Fax:   (312) 325-3239